Exhibit 10.34
SECOND ADDENDUM TO MASTER CREDIT AGREEMENT
This Second Addendum to Master Credit Agreement (this "Second Addendum") is entered into and is dated as of February 2, 2023 and made effective as of December 27, 2022 between APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company ("Party") and RABO AGRIFINANCE LLC, a Delaware limited liability company (the "Lender"). The Party and the Lender agree as follows:

PRELIMINARY STATEMENT. The Party and the Lender have entered into that certain Master Credit Agreement dated as of June 15, 2021 (as amended by that certain Addendum to Master Credit Agreement dated as of December 27, 2022 (the "First Addendum") along with any and all other modifications or amendments thereto (the "Credit Agreement")). Capitalized terms that are not defined in this Second Addendum shall have the meanings set forth in the Credit Agreement. Except as expressly set forth herein, this Second Addendum shall not by implication or otherwise alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the First Addendum, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

The Party and the Lender agree that if not remedied pursuant to this Second Addendum, the Party is and continues to be in breach of Section 2.02(a) (Change in Management). Specifically, (i) on October 28, 2022, the Party announced, by filing a Form 8-K with the United States Securities and Exchange Commission (the “SEC”), the resignation of David Lee, as President, (ii) on November 7, 2022, the Party announced, by filing a quarterly report on Form 10-Q with the SEC, the separation of Julie Nelson, as Chief Operating Officer, and (iii) on July 23, 2022 the Party separated employment with Derek Lyons as General Counsel (collectively, the “Management Change Breaches”). The Lender acknowledges receipt of written notice from the Party of the replacement of the Party’s Chief Operating Officer and General Counsel, as required by the MCA. The Lender is willing to waive the Management Change Breaches in consideration of the accommodations and concessions contained herein. In particular:

(1) As required pursuant to the First Addendum, the Party established that certain Reserve Account for the benefit of the Lender that is subject to that certain Blocked Account Control Agreement dated as of August 31, 2022 by and among the Party, the Lender and JPMorgan Chase Bank, N.A. The Party and the Lender have agreed to modify certain provisions related to the Reserve Account in this Second Addendum; and

(2) The Party has agreed to enter into a Master Security Agreement of even date herewith whereby the Party assigns and grants to Lender a further security interest in the Collateral (as defined therein), including but not limited to the Reserve Account.

The Party acknowledges that it will derive a substantial benefit from the loans, advances, extensions of credit, and/or other financial accommodations to be provided by the Lender hereunder, and the Party further acknowledges that it will receive at least reasonably equivalent value from the loans, advances, extensions of credit, and/or other financial accommodations to be provided by the Lender hereunder in exchange for its various obligations to the Lender and in exchange for the various security interests and liens granted by it to the Lender, all as set forth in the Credit Agreement.
The Party and Lender wish to amend certain provisions of the Credit Agreement.
NOW, THEREFORE, Party and Lender agree as follows:
1.Definitions. The defined term, "Reserve Account," as set forth in the Schedule of Definitions and Covenants pursuant to the First Addendum, is hereby amended and restated in its entirety and shall read as follows:
Reserve Account means that certain deposit account of the Borrower ending in [***] and maintained with JPMorgan Chase Bank, N.A. ("JPM"), subject to that certain Blocked Account Control Agreement dated as of August 31, 2022 by and among the Borrower, the Lender and JPM, into which account deposits are made in accordance with the Credit Agreement and other Loan Documents.
2.Amendment to Section 1.02(d) of the Applicable Obligor Covenants Schedule. Section 1.02(d), as set forth in the Applicable Obligor Covenants Schedule attached to the Credit Agreement as Exhibit B, and as amended pursuant to the First Addendum, is hereby amended and restated in its entirety and shall read as follows:
(d)     Reserve Account. AppHarvest Morehead Farm, LLC shall deposit $10,000,000.00 into the Reserve Account on or before December 31, 2022. The Reserve Account shall be subject to a control agreement entered into by the Borrower, the Lender and the depository bank pursuant to which the Lender shall be authorized, at a minimum, to sweep the Reserve Account at any time, without further authorization from the Borrower. The Borrower and the Lender shall enter into that certain Master Security Agreement effective as of even date herewith, substantially in the form attached hereto as Appendix 1, whereby the Borrower assigns and grants to the Lender a security interest in the Collateral (as defined therein), including but not limited to the Reserve Account. The Reserve Account shall be classified as a current asset of the Borrower. The Reserve Account shall be in an amount sufficient to satisfy the Leverage Ratio as of any measurement date, or in such an amount as Lender, in its sole discretion, deems necessary. In the event that the Reserve Account is insufficient to satisfy the Leverage Ratio as of any measurement date (or such other amount as may be required by Lender), Borrower shall make a sufficient deposit to cure such deficiency within 15 days.
3.Waiver of Breaches. Lender hereby waives, and will not pursue or exercise any remedies with respect to, the Management Change Breaches. The foregoing waiver relates solely to the Management Change Breaches to the extent described above and nothing in this Second Addendum shall be deemed, or is intended, to: (x) constitute a waiver of compliance by the Party with respect to any other term, provision, or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or (y) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein.
4.Modification Agreement. This Second Addendum does not release or extinguish the Loan under the Credit Agreement. All Collateral granted to or for the benefit of Lender for purposes of securing the Loan also secures the Loan under the Credit Agreement, as amended by this Addendum; and Party reaffirms the terms and provisions of all Collateral Documents including, without limitation, each previous assignment or grant of a security interest in Party’s deposit accounts.
5.Reference to and Effect on the Credit Agreement.
(a)    On and after the date hereof, each reference in the Credit Agreement to "this agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.
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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(c)    The execution, delivery and effectiveness of this Second Addendum shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
6.Execution in Counterparts. This Second Addendum may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The words "execution," "signed," "signature," and words of like import in this Second Addendum and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Kentucky Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
7.Expenses. The Party shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of this Second Addendum (including, without limitation, Legal Fees incurred in connection with the preparation of this Second Addendum and advising the Lender as to its rights, and the cost of any credit verification reports or field examinations of the Party’s properties or books and records). The Party’s indebtedness to the Lender under this Section shall survive termination of this Second Addendum and repayment of the Loan under the Credit Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Second Addendum to be executed as of the date first above written.

PARTY:
Address for Notices:	APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company
500 Appalachian Way Morehead, KY 40351
Alternate address for notice by U.S. Mail: 401 W. Main Street, Suite 321 Lexington, KY 40507	By: /s/ Loren Joseph Eggleton LOREN JOSEPH EGGLETON Chief Financial Officer

2
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

LENDER:
Address for Notices:	RABO AGRIFINANCE LLC, a Delaware limited liability company
14767 N. Outer 40 Rd., Suite 400 Chesterfield, MO 63017 Attention: Loan Operations	By: /s/ Jeff Hanson JEFF HANSON Vice President

3
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.